         AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") between INTERNATIONAL INTERNET, INC., a Delaware corporation ("International Internet") and the persons listed in Exhibit A hereof (collectively the "Shareholders"), being the owners of record of all of the issued and outstanding stock of Caprock Corporation, a Delaware corporation ("Caprock").

         Whereas, International Internet wishes to acquire and the Shareholders wish to transfer all of the issued and outstanding securities of Caprock in a transaction intended to qualify as a reorganization within the meaning of ss.368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

         Now, therefore, International Internet and the Shareholders adopt this plan of reorganization and agree as follows:

         1.       Exchange of Stock

         1.1. Number of Shares. The Shareholders agree to transfer to Internatioal Internet at the Closing (defined below) the number of shares of common stock of Caprock, $.0001 par value per share, shown opposite their names in Exhibit A, in exchange pro rata for an aggregate of 500,000 shares of voting common stock of International Internet, $.00001 par value per share.

         1.2. Exchange of Certificates. Each holder of an outstanding certificate or certificates theretofore representing shares of Caprock common stock shall surrender such certificate(s) for cancellation to International Internet, and shall receive in exchange a certificate or certificates representing the number of full shares of International Internet common stock into which the shares of Caprock common stock represented by the certificate or certificates so surrendered shall have been converted. The transfer of Caprock shares by the Shareholders shall be effected by the delivery to International Internet at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank.

         1.3. Fractional Shares. Fractional shares of International Internet common stock shall not be issued, but in lieu thereof International Internet shall round up fractional shares to the next highest whole number.

         1.4. Further Assurances. At the Closing and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as International Internet may request in order more effectively to sell, transfer, and assign the transferred stock to International Internet and to confirm International Internet's title thereto.

         2. Ratio of Exchange. The securities of Caprock owned by the Shareholders, and the relative securities of International Internet for which they will be exchanged, are set out opposite their names in Exhibit A.



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         3.       Closing.

         3.1. Time and Place. The Closing contemplated herein shall be held as soon as possible at the offices of Cassidy & Associates at 1504 R Street, NW, Washington, D.C. unless another place or time is agreed upon in writing by the parties without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by agreement of the parties.

         3.2. Form of Documents. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

         4. Unexchanged Certificates. Until surrendered, each outstanding certificate that prior to the Closing represented Caprock common stock shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of International Internet common stock into which it was converted. No dividend or other distribution shall be paid to the holders of certificates of Caprock common stock until presented for exchange at which time any outstanding dividends or other distributions shall be paid.

         5.       Representations and Warranties of the Shareholders

         The Shareholders, individually and separately, represent and warrant as follows:

         5.1. Title to Shares. The Shareholders, and each of them, are the owners, free and clear of any liens and encumbrances, of the number of Caprock shares which are listed in the attached schedule and which they have contracted to exchange.

         5.2. Litigation. There is no litigation or proceeding pending, or to any Shareholder's knowledge threatened, against or relating to shares of Caprock held by the Shareholders.

         6.       Representations and Warranties of International Internet

         International Internet represents and warrants as follows:

         6.1. Corporate Status. International Internet is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

         6.2. Capitalization. The authorized capital stock of International Internet consists of 1,000,000,000 shares of common stock, $.00001 par value per share, of which 767,796,186 shares


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are issued and outstanding, all fully paid and nonassessable and no shares of non-designated preferred stock.

         6.3.     Subsidiaries. International Internet has four subsidiaries.

         6.4. Financial Statements. The financial statements of International Internet for the fiscal year ended December 31, 1998 and the period September 30, 1999 or such other period as acceptable to Shareholders ("International Internet's Financial Statements") and furnished to the Shareholders are correct and fairly present the financial condition of International Internet as of the dates and for the periods involved, and such statements were prepared in accordance with generally accepted accounting principles consistently applied.

         6.5. Undisclosed Liabilities. International Internet had no material liabilities of any nature except to the extent reflected or reserved against in International Internet's Financial Statements, whether accrued, absolute, contingent, or otherwise, including, without limitation, tax liabilities and interest due or to become due, and International Internet's accounts receivable, if any, are collectible in accordance with the terms of such accounts, except to the extent of the reserve therefor in International Internet's Financial Statements.

         6.6. Absence of Material Changes. Between the date of International Internet's Financial Statements and the date of this Agreement, there have not been, except as set forth in a list certified by the president of International Internet and delivered to the Shareholders (1) any changes in International Internet's financial condition, assets, liabilities, or business which, in the aggregate, have been materially adverse; (2) any damage, destruction, or loss of or to International Internet's property, whether or not covered by insurance;
(3) any declaration or payment of any dividend or other distribution in respect of International Internet's capital stock, or any direct or indirect redemption, purchase, or other International Internet of any such stock; or (4) any increase paid or agreed to in the compensation, retirement benefits, or other commitments to employees.


         6.7. Litigation. There is no litigation or proceeding pending, or to the Company's knowledge threatened, against or relating to International Internet, its properties or business, except as set forth in a list certified by the president of International Internet and delivered to the Shareholders.

         6.8. Contracts. International Internet is not a party to any material contract other than those listed as an attachment hereto.

         6.9. No Violation. Execution of this Agreement and performance by International Internet hereunder has been duly authorized by all requisite corporate action on the part of International Internet, and this Agreement constitutes a valid and binding obligation of International Internet, and performance hereunder will not violate any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of International Internet is subject or by which International Internet is bound.

         6.10. Taxes. International Internet has filed in correct form all federal, state, and other tax returns of every nature required to be filed by it and has paid all taxes as shown on such returns and all assessments, fees and charges received by it to the extent that such taxes, assessments, fees and charges have become due. International Internet has also paid all taxes which do not require the filing of returns and which are required to be paid by it. To the extent that tax liabilities have accrued, but have not become payable, they have been adequately reflected as liabilities on the books of International Internet and are reflected in the financial statements furnished hereto.

         6.11. Title to Property. International Internet has good and marketable title to all properties and assets, real and personal, reflected in International Internet's Financial Statements, except as since sold or otherwise disposed of in the ordinary course of business, and International Internet's properties and assets are subject to no mortgage, pledge, lien, or encumbrance, except for liens shown therein, with respect to which no default exists.

         6.12. Corporate Authority. International Internet has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, and will deliver at the Closing a certified copy of resolutions of its board of directors authorizing execution of this Agreement by its officers and performance thereunder.

         6.13. Investment Intent. International Internet is acquiring the Caprock shares to be transferred to it under this Agreement for investment and not with a view to the sale or distribution thereof.

         7.       Conduct Pending the Closing

         International Internet and the Shareholders covenant that between the date of this Agreement and the Closing as to each of them:

         7.1. No change will be made in the charter documents, by-laws, or other corporate documents of International Internet.

         7.2. International Internet will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

         7.3. None of the Shareholders will sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the Caprock shares of common stock owned by them.

         8.       Conditions Precedent to Obligation of the Shareholders

         The Shareholder's obligation to consummate this exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by the Shareholders as appropriate:

         8.1. International Internet's Representations and Warranties. The representations and warranties of International Internet set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

         8.2. International Internet's Covenants. International Internet shall have performed all covenants required by this Agreement to be performed by it on or before the Closing.

         8.3. Board of Director Approval. This Agreement shall have been approved by the Board of Directors of International Internet.

         8.4. Supporting Documents of International Internet. International Internet shall have delivered to the Shareholders supporting documents in form and substance reasonably satisfactory to the Shareholders, to the effect that:


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         (a) International Internet is a corporation duly organized, validly existing, and in good standing;

         (b) International Internet's authorized capital stock is as set forth herein;

         (c) Certified copies of the resolutions of the board of directors of International Internet authorizing the execution of this Agreement and the consummation hereof;

         (d) Secretary's certificate of incumbency of the officers and directors of International Internet;

         (e) International Internet's Financial Statements; and

         (f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

         9.       Conditions Precedent to Obligation of International Internet

         International Internet's obligation to consummate this merger shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by International Internet:

         9.1. Shareholder's Representations and Warranties. The representations and warranties of the Shareholders set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

         9.2. Shareholders' Covenants. The Shareholders shall have performed all covenants required by this Agreement to be performed by them on or before the Closing.

         10. Termination. This Agreement may be terminated (1) by mutual consent in writing; (2) by either the Shareholders or International Internet if there has been a material misrepresentation or material breach of any warranty or covenant by any other party; or (3) by either the Shareholders or International Internet if the Closing shall not have taken place within 15 days following execution of this Agreement, unless adjourned to a later date by mutual consent in writing.

         11. Survival of Representations and Warranties. The representations and warranties of the Shareholders and International Internet set out herein shall survive the Closing.

         12.      Arbitration

         12.1. Scope. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the District of Columbia.

         12.2. Consent to Jurisdiction, Situs and Judgement. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within the District of Columbia. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.


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         12.3.    Applicable Law. The law applicable to the arbitration and this agreement shall be that of the State of Delaware, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

         12.4. Disclosure and Discovery. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

         12.5. Rules of Law. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

         12.6. Finality and Fees. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

         12.7. Measure of Damages. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

         12.8. Covenant Not to Sue. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

         12.9. Intention. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

         12.10. Survival. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

         13.      General Provisions.

         13.1. Further Assurances. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

         13.2. Waiver. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

         13.3. Brokers. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

         13.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

         If to International Internet, to:

         International Internet, Inc.
         6413 Congress Avenue
         Suite 230
         Boca Raton, Florida 33487

         If to the Shareholders, to:

         TPG Capital Corporation
         1504 R Street, NW
         Washington, DC 20009

         13.5. Governing Law. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         13.6. Assignment. This agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this agreement without the written consent of the other party shall be void.

         13.7. Counterparts. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

         13.8. Exchange Agent and Closing Date. The Exchange Agent shall be the law firm of Cassidy & Associates, Washington, D.C. The Closing shall take place upon the fulfillment by each party of all the conditions of Closing required herein, but not later than 15 days following execution of this agreement unless extended by mutual consent of the parties.

         13.9. Review of Agreement. Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this agreement.

         13.10. Schedules. All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon and shall be dated.

         13.11. Effective Date. This effective date of this agreement shall be November 26, 1999.



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             Signature Page to Agreement and Plan of Reorganization
         between International Internet and the Shareholders of Caprock


          IN WITNESS WHEREOF, the parties have executed this agreement.


                                           INTERNATIONAL INTERNET, INC.


                                           /s/ Gary Schultheis
                                           ------------------------------
                                               Gary Schultheis, President

                                           THE SHAREHOLDERS OF CAPROCK
                                           CORPORATION:

                                           TPG CAPITAL CORPORATION:


                                           /s/ James Cassidy
                                           ------------------------------
                                               James Cassidy, President

                                    Exhibit A

Number of         Number of                 Name of                  Address
Caprock Shares    International Internet    Shareholder              -------
To Be             Shares To Be              -----------
Exchanged         Received
---------         --------


5,000,000         500,000                 TPG Capital Corporation    1504 R St. NW,
                                                                     Washington DC 20009